                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                        RUSS BERRIE AND COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                         RUSS BERRIE AND COMPANY, INC.
                                111 BAUER DRIVE
                           OAKLAND, NEW JERSEY 07436

                                                                  March 14, 2002

Dear Shareholder:

     It is my pleasure, on behalf of your Board of Directors, to extend to you a cordial invitation to attend our Annual Meeting of Shareholders, which will be held this year at the Company's corporate headquarters, 111 Bauer Drive, Oakland, New Jersey, at 2:00 p.m. on Wednesday, April 24, 2002.

     At the meeting, shareholders will be asked to elect 11 directors and to transact such other business as may properly come before the meeting.

     I look forward to greeting you at the meeting. Whether or not you expect to attend, I urge you to sign and return your proxy card immediately.

                                          Sincerely,

                                          /s/ Russell Berrie
                                          RUSSELL BERRIE
                                          Chairman

                         RUSS BERRIE AND COMPANY, INC.
                                111 BAUER DRIVE
                           OAKLAND, NEW JERSEY 07436

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD WEDNESDAY, APRIL 24, 2002

     The Annual Meeting of Shareholders of Russ Berrie and Company, Inc. (the "Company") will be held this year at the Company's corporate headquarters, 111 Bauer Drive, Oakland, New Jersey, on Wednesday, April 24, 2002, at 2:00 p.m. for the following purposes:

     1. To elect 11 directors to serve until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on March 8, 2002 are entitled to notice of and to vote at such meeting.

                                          BY ORDER OF THE
                                          BOARD OF DIRECTORS,

                                          /s/ Arnold S. Bloom
                                          ARNOLD S. BLOOM
                                          Secretary
Oakland, New Jersey
March 14, 2002

Please complete, date, sign, and promptly return your proxy card in the enclosed envelope.

                         RUSS BERRIE AND COMPANY, INC.
                                111 BAUER DRIVE
                           OAKLAND, NEW JERSEY 07436

                                PROXY STATEMENT
                              DATED MARCH 14, 2002

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Russ Berrie and Company, Inc. (the "Company") of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Wednesday, April 24, 2002, at 2:00 p.m., at the Company's corporate headquarters, 111 Bauer Drive, Oakland, New Jersey, and at any adjournments or postponements thereof.

     Shareholders of record at the close of business on March 8, 2002, will be entitled to one vote for each share they then held on all matters to come before the meeting. There were outstanding on that date 20,362,436 shares of common stock of the Company, stated value $.10 per share ("Common Stock"). The Company has no other class of stock outstanding. The holders of a majority of the shares of Common Stock entitled to vote at the meeting will constitute a quorum.

     An executed proxy may be revoked at any time by written notification to the Secretary of the Company at the Company's corporate headquarters if such notice is actually received by the Secretary before such proxy is exercised, or by attending and voting at the meeting in person. Proxies in the accompanying form which are properly executed by shareholders, duly returned to the Company and not revoked will be voted in the manner specified. If no specification is indicated, the proxy will be voted as indicated below. The cost of solicitation will be borne directly by the Company.

     The Annual Report of the Company for the fiscal year ended December 31, 2001 accompanies this Proxy Statement but is not part of the proxy soliciting materials.

     This Proxy Statement and the form of proxy will be mailed to shareholders on or about March 26, 2002.

                             ELECTION OF DIRECTORS

     Eleven directors are to be elected to hold office until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified. The election of directors requires the affirmative vote of the holders of a plurality of the shares of Common Stock voting at the meeting. It is intended that proxies in the accompanying form which do not withhold the authority to vote for any or all of the nominees will be voted for the election as directors of all of the persons named below. All of the persons named below are currently directors of the Company. Should any nominee become unable or unwilling to serve as a director, the proxies will be voted in favor of the remainder of those named and may be voted for substitute nominees who would be nominated by the Board of Directors in place of those who are not candidates. At this time, the Board of Directors knows of no reason why any nominee might not be a candidate at the meeting. The information concerning the nominees has been furnished by them to the Company.

                                               DIRECTOR               PRINCIPAL OCCUPATION;
NAME                                     AGE    SINCE              OTHER PUBLIC DIRECTORSHIPS
----                                     ---   --------   ---------------------------------------------
Raphael Benaroya(1)....................  54      1993     Chairman of the Board, President and Chief
                                                          Executive Officer, since 1988, of United
                                                          Retail Group, Inc., which operates a chain of
                                                          retail specialty stores. Mr. Benaroya is also
                                                          Managing Director of American Licensing
                                                          Group, L.P., which specializes in consumer
                                                          goods' brand name licensing.
Angelica Berrie(2).....................  46      1998     Vice President -- Strategic Planning of the
                                                          Company since July 2000. Director -- Product
                                                          Development of the Company from November 1991
                                                          to July 2000.
Russell Berrie(2,3)....................  68      1966     Chairman and Chief Executive Officer of the
                                                          Company since its incorporation in 1966. Mr.
                                                          Berrie is the founder of the Company. Mr.
                                                          Berrie is also a Director of United Retail
                                                          Group, Inc.
Carl Epstein(3)........................  75      2000     Mr. Epstein has held the positions of
                                                          President of Halston Enterprises, Inc.,
                                                          Danskin, Inc., and B.V.D. Knitwear, Inc., as
                                                          well as Vice President and General Manager
                                                          for International Playtex. For the past
                                                          twelve years, Mr. Epstein has been retired.
Ilan Kaufthal..........................  54      1995     Vice Chairman -- Investment Banking, since
                                                          May 2000, of Bear, Stearns & Co. Inc., an
                                                          investment banking firm. Vice Chairman, from
                                                          April 1997 to May 2000, of Schroder & Co.,
                                                          Inc. (formerly known as Schroder Wertheim &
                                                          Co., Inc.), an investment banking firm.
                                                          Managing Director, from February 1987 to
                                                          March 1997, of Schroder & Co., Inc. Mr.
                                                          Kaufthal is also a Director of United Retail
                                                          Group, Inc. and Cambrex Corporation, a
                                                          company which manufactures specialty
                                                          chemicals.

                                               DIRECTOR               PRINCIPAL OCCUPATION;
NAME                                     AGE    SINCE              OTHER PUBLIC DIRECTORSHIPS
----                                     ---   --------   ---------------------------------------------
Charles Klatskin(3)....................  67      1983     Chairman of the Board and Chief Executive
                                                          Officer of Biswanger/Klatskin, a commercial
                                                          real estate brokerage firm created in
                                                          February 2001. Chairman of the Board and
                                                          President, since 1966, of Charles Klatskin
                                                          Company, Inc., a commercial real estate
                                                          brokerage and development firm.
Joseph Kling(4)........................  71      1988     President and Chief Executive Officer of MLJ,
                                                          Inc. (formerly Pamsco, Inc.), a consulting
                                                          company, since April 1991.
William A. Landman(1,4)................  49      1994     Principal, since 1987, and Chief Investment
                                                          Officer, since March 1998, of CMS Companies,
                                                          an investment firm.
Sidney Slauson(1)......................  92      1978     Mr. Slauson was General Counsel to the
                                                          Company from 1966 until 1990. From 1990 until
                                                          June 30, 1995, Mr. Slauson was of counsel to
                                                          Rosner and Feltman, a law firm which provided
                                                          legal services to the Company. Mr. Slauson is
                                                          currently retired.
Benjamin J. Sottile....................  64      2000     Vice Chairman of the Company since June 1,
                                                          2000. Mr. Sottile was a consultant to the
                                                          Company from July 1999 to May 2000. From 1996
                                                          to 1999, Mr. Sottile worked as a consultant
                                                          to various consumer products companies and
                                                          non-profit organizations. From 1986 to 1996,
                                                          Mr. Sottile was Chairman, President and Chief
                                                          Executive Officer of Gibson Greetings, Inc.,
                                                          a greeting card company.
Josh S. Weston(4)......................  73      1999     Honorary Chairman, since April 1998, of
                                                          Automatic Data Processing, Inc. ("ADP"), a
                                                          computerized transaction processing, data
                                                          communication and information services
                                                          company. Mr. Weston served as Chairman of the
                                                          Board of ADP from August 1996 to April 1998.
                                                          Prior to August 1996, and for more than five
                                                          years prior thereto, he served as Chairman of
                                                          the Board and Chief Executive Officer of ADP.
                                                          Mr. Weston is also a Director of Gentiva
                                                          Health Services, Inc., a provider of home
                                                          health care services; Aegis Communications,
                                                          Inc., a provider of outsourced telemarketing
                                                          and customer care services; J. Crew Inc., a
                                                          retail and mail order clothing company; and
                                                          Exult, Inc., a human resource outsourcing
                                                          company for large employers.

---------------
(1) Member of Compensation Committee of the Board of Directors.

(2) Angelica Berrie is the spouse of Russell Berrie.

(3) Member of Nominating Committee of the Board of Directors.

(4) Member of Audit Committee of the Board of Directors.

             ------------------------------------------------------

               THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company held four meetings during 2001. The Board of Directors of the Company maintains a standing audit committee (the "Audit Committee"), compensation committee (the "Compensation Committee") and nominating committee (the "Nominating Committee"). The Audit Committee, which held two meetings during 2001, consists of Messrs. Weston (Chair), Kling and Landman. The Audit Committee is responsible for ensuring maintenance of an adequate system of internal financial controls, causing the books of account and annual financial statements of the Company to be audited by certified public accountants, discussing with the certified public accountants the results of their audit, recommending to the Board of Directors the appointment of certified public accountants and reviewing (i) investments made by the Company and (ii) transactions between related parties and the Company. The report of the Audit Committee is set forth in this Proxy Statement. The Compensation Committee, which held one meeting during 2001, consists of Messrs. Benaroya, Landman and Slauson. The Compensation Committee reviews and recommends to the Board of Directors remuneration arrangements for senior management of the Company and various Company compensation plans. The report of the Compensation Committee is set forth in this Proxy Statement. The Nominating Committee, which was established on July 25, 2001, consists of Messrs. Klatskin, Epstein and Berrie. The Nominating Committee did not hold a meeting in 2001. The Nominating Committee recommends to the Board of Directors nominees for election to become a director of the Company. The Nominating Committee will consider qualified candidates for director who are recommended by the Company's shareholders in written submissions to the Corporate Secretary, 111 Bauer Drive, Oakland, New Jersey 07436. For the Company's Annual Meeting of Shareholders in 2003, written submissions of recommendations from a shareholder must be received on or before November 25, 2002, and should include the nominee's qualifications and other relevant biographical information and provide confirmation of the nominee's consent to serve as a director. The Nominating Committee retains discretion in the nomination of directors, and has no obligation to nominate the candidate recommended by a shareholder or to include such candidate in the Company's proxy materials. Each of the directors attended, in 2001, at least 75% of the aggregate number of meetings of the Board of Directors and any committees of which they were a member.

                             DIRECTOR COMPENSATION

     Directors who are full-time employees of the Company receive no additional compensation for services as a director. Each director who is not an employee of the Company receives $8,000 per year plus $1,000 for each Board meeting and $1,000 for each committee meeting attended. In addition, commencing January 1, 1989, directors who were not officers or other employees of the Company became eligible to receive non-qualified stock options and stock appreciation rights ("SARs"), if granted, under the Company's 1989 Stock Option Plan for Outside Directors (the "1989 Directors Plan"). (See "1989 Directors Plan" below.) Commencing January 1, 1994, directors who were not officers or other employees of the Company became eligible to receive non-qualified stock options under the Company's 1994 Stock Option Plan for Outside Directors (the "1994 Directors Plan"). (See "1994 Directors Plan" below.) Commencing January 1, 1999, directors who were not officers or other employees of the Company became eligible to receive non-qualified stock options under the Company's 1999 Stock Option Plan for Outside Directors (the "1999 Directors Plan" and, together with the 1989 Directors Plan and the 1994 Directors Plan, "All Directors Plans"). (See "1999 Directors Plan" below.)

ALL DIRECTORS PLANS

     All Directors Plans are currently administered by a committee comprised of two members of the Board of Directors who are not participants in any of such plans: Russell Berrie and Angelica Berrie.

     Options granted under All Directors Plans vest and become exercisable one year after the date of grant and remain exercisable for ten years from the date of grant. Options are transferable to spouses, lineal descendants, certain trusts and charitable organizations; otherwise, such options are not transferable other than by will or under the laws of descent and distribution, and are exercisable only by the grantee or a permitted transferee or by the grantee's or permitted transferee's legal representative(s) after death or disability. If the grantee ceases to be a member of the Board of Directors for reasons other than death or disability, non-vested options expire immediately and vested options are only exercisable for 30 days thereafter, or the remaining option term, if shorter. In the event of the grantee's death or disability, non-vested options shall vest and all outstanding options may be exercised within 12 months after the death or disability or the remaining option term, if shorter.

     Options granted under All Directors Plans are issued on each January 1 at an exercise price equal to the closing market price of the Common Stock on the New York Stock Exchange on the first trading day of each such year.

1989 DIRECTORS PLAN

     A total of 150,000 shares of Common Stock were reserved for the grant of options and related SARs, if any, under the 1989 Directors Plan. Grantees have been granted options to purchase 3,000 shares of Common Stock in each year from 1989 through 1993. In 2001, Messrs. Klatskin and Slauson each exercised options pursuant to the 1989 Directors Plan for 3,000 shares of Common Stock at an exercise price of $12.50 per share and $17.67 per share, respectively.

     Until December 31, 1991, the committee administering the 1989 Directors Plan had the discretion to grant SARs subject to related options, which are exercisable only to the same extent and subject to the same terms and conditions as the related options. In general, a grantee who exercises an SAR will be entitled to securities and/or cash in an amount equal to the excess of the closing market price of the Common Stock on the New York Stock Exchange on the date of exercise over the exercise price of the related option, multiplied by the number of shares as to which the SAR is exercised. Exercise of all or any part of an SAR will reduce on a share-for-share basis the number of shares subject to a grantee's related option. Payment due upon exercise of an SAR shall be made (i) in cash, (ii) in Common Stock, or (iii) partly in cash and partly in Common Stock, all as determined by the administration committee of such plan in its discretion.

     This plan terminated on December 31, 1993, although options and SARs previously granted may be exercised beyond that date.

1994 DIRECTORS PLAN

     A total of 150,000 shares of Common Stock were reserved for the grant of options under the 1994 Directors Plan. Grantees have been granted options to purchase 3,000 shares of Common Stock in each year from 1994 through 1998. In 2001, Mr. Kling exercised options pursuant to the 1994 Directors Plan for 3,000 shares of Common Stock at an exercise price of $13.625 per share and for 3,000 shares of Common Stock at an exercise price of $18.50 per share. In 2001, Mr. Slauson exercised options pursuant to the 1994 Directors Plan for 1,000 shares of Common Stock at an exercise price of $13.75 per share and for 3,000 shares of Common Stock at an exercise price of $18.50 per share.

     This plan terminated on December 31, 1998, although options previously granted may be exercised beyond that date.

1999 DIRECTORS PLAN

     A total of 150,000 shares of Common Stock have been reserved for the grant of options under the 1999 Directors Plan. Grantees have been and will be granted options to purchase 3,000 shares of Common Stock in each year from 1999 through 2003. In 2001, Messrs. Kling and Slauson each exercised options pursuant to the 1999 Directors Plan for 3,000 shares of Common Stock at an exercise price of $20.375 per share.

                             EXECUTIVE COMPENSATION

                         COMPENSATION COMMITTEE REPORT

CHIEF EXECUTIVE OFFICER

     Mr. Russell Berrie, Chairman and Chief Executive Officer of the Company, is party to an employment arrangement with the Company that provided for compensation, in 2001, consisting of a base salary at an annual rate of $540,000 and a bonus equal to 1% of the Company's net income after taxes ("Incentive Compensation"). Mr. Berrie does not participate in any of the Company's stock option or restricted stock plans. The bonus arrangement has been in effect since July 1, 1983, prior to the Company's initial public offering.

     The Compensation Committee and Mr. Berrie discuss his base compensation annually. After considering the Company's business results for 2001, Mr. Berrie proposed a decrease in his 2002 base compensation of approximately 4.6% to $515,000. While the Committee saw no reason to reduce Mr. Berrie's salary, at Mr. Berrie's insistence, the Committee reluctantly agreed. The Compensation Committee also decided that Mr. Berrie would continue to receive the Incentive Compensation in addition to his 2002 base salary.

     The Compensation Committee has not conducted a study of chief executive officer compensation at companies comparable to the Company. Mr. Berrie's base salary was determined based upon the subjective assessment by the members of the Compensation Committee of Mr. Berrie's individual performance and contribution to the business of the Company and taking into account the members' own awareness of executive compensation levels at other companies. The Compensation Committee believes that basing a substantial portion of Mr. Berrie's compensation on a fixed percentage of the Company's net income after taxes provides an appropriate linkage between his compensation and the Company's performance. The Compensation Committee also notes that, although Mr. Berrie does not participate in any of the Company's stock option or restricted stock plans, as of March 1, 2002, he is the beneficial owner of approximately 24.0% of the outstanding Common Stock. (See "Security Ownership of Management" table below.)

OTHER EXECUTIVE OFFICERS

     The Compensation Committee determines the compensation of executive officers, other than the chief executive officer, in consultation with Mr. Berrie. Generally, the compensation received by these individuals consists of the following principal components: base salary, cash bonuses, stock options and, for two executive officers and one other employee in 2001, restricted stock awards under the Company's 1999 Stock Option and Restricted Stock Plan (including predecessor plans, the "Stock Option and Restricted Stock Plans"). The

Compensation Committee, after discussion with Mr. Berrie, has followed a policy of determining increases in base compensation based principally upon the Company's and the individual executive officer's performance.

     The Compensation Committee views stock options and restricted stock awards as serving two functions: compensation to executive officers and providing executive officers with an equity stake in the Company that aligns their interests with those of shareholders. In January 2001, executive officers received grants of stock options under the Company's 1999 Stock Option and Restricted Stock Plan to purchase stock having an aggregate fair market value (measured at the date of grant) ranging from 32% to 40% of base compensation, with the exception of one executive officer named in the Summary Compensation Table, who received, pursuant to the terms of his employment agreement with the Company, a grant of stock options equal to $60,000, which constituted 20% of his base compensation. Another executive officer named in the Summary Compensation Table received in 2001 restricted stock awards under the Company's 1999 Stock Option and Restricted Stock Plan relating to shares having a fair market value (measured at the date of grant) equal to 33.3% of 80% of base compensation. (See also "Summary Compensation Table" below.) Although the amount of these awards does not vary on the basis of the recipients' other holdings of the Company's stock, it may vary on the basis of the Company's performance or other factors deemed relevant by the Compensation Committee. The ultimate value to the recipient of such awards depends upon the market price of the Company's Common Stock.

     Awards of cash bonuses to executive officers are based upon a bonus pool in which approximately 73 of the Company's personnel participate and are paid if the Company exceeds certain operating profit levels from its core domestic business. Participants in the bonus pool are eligible to receive a maximum award ranging from 50% (in the case of certain executive officers) to 4% of the recipient's base salary. Participants receive the maximum bonus for which they are eligible if the amount of the bonus pool is sufficient to pay the maximum bonus to all participants; otherwise, each participant receives the same percentage of the bonus pool as such participant would have received had maximum bonuses been paid. The funds in the bonus pool for 2001 were insufficient to pay each eligible employee a full bonus. Accordingly, each employee received 74.6% of his/her full bonus for 2001. (See also "Summary Compensation Table" below.)

     Additional awards of cash bonuses ("Additional Bonus") to executive officers (and certain other eligible personnel) are also paid if the Company exceeds certain goals of annual profitability from its core domestic business. Participants are eligible to receive an award ranging from 4% to 10% of the recipient's base salary depending upon the level of operating profit for the relevant period.

     Mr. Berrie does not participate in the bonus pool or Additional Bonus described above.

              Russ Berrie and Company, Inc. Compensation Committee
     Raphael Benaroya, William A. Landman and Sidney Slauson, 2001 Members

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 2001, the Compensation Committee consisted of Messrs. Benaroya, Landman and Slauson.

     Russell Berrie, Chairman and Chief Executive Officer of the Company, serves as a member of the Board of Directors of United Retail Group, Inc. Raphael Benaroya, Chairman of the Board, President and Chief Executive Officer of United Retail Group, Inc., serves on the Compensation Committee of the Board of Directors of the Company.

                             AUDIT COMMITTEE REPORT

     The Audit Committee is composed of the following members of the Company's Board of Directors: Messrs. Weston (Chair), Kling and Landman. The Audit Committee operates under a written charter adopted by the Board of Directors, which was included as an appendix to the Company's Proxy Statement for the year ended December 31, 2000. In February 2002, the Audit Committee's charter was amended to expand the duties of the Audit Committee to include the overview of
(i) investments made by the Company, and (ii) any transactions between related parties (including, without limitation, officers, directors and principal shareholders) and the Company, other than normal and usual employment compensation arrangements with the Company.

     The Board of Directors has determined that each of the members of the Audit Committee is independent (as defined in Sections 303.01(B)(2)(a) and (3) of the listing standards of the New York Stock Exchange). With respect to Mr. Weston, the Honorary Chairman of Automatic Data Processing, Inc. ("ADP"), a computerized transaction processing, data communication and information services company that provides payroll services to the Company, the Board of Directors has determined that the relationship among Mr. Weston, ADP and the Company does not interfere with Mr. Weston's exercise of independent judgment. (See "Certain Transactions" below.)

     The Audit Committee's function is to assist the Board of Directors in fulfilling its oversight responsibility by (1) monitoring (i) the integrity of the financial statements of the Company, (ii) the compliance by the Company with legal and regulatory requirements, and (iii) the independence and performance of the Company's internal and external auditors and (2) overview of investments and related party transactions as described above.

     The Audit Committee has separately reviewed and discussed the audited financial statements of the Company with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as modified or supplemented, and the Audit Committee has discussed with the independent accountants that firm's independence.

     Based upon the Audit Committee's review and discussions reported above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

     The Audit Committee has determined that the provision of services described under the captions "FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES" and "ALL OTHER FEES," below, by Arthur Andersen LLP, the principal accountants of the Company for 2001, is compatible with maintaining such accountant's independence.

                 Russ Berrie and Company, Inc. Audit Committee
   Josh S. Weston (Chair), Joseph Kling, and William A. Landman, 2001 Members

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Since September 1997, Arthur Andersen LLP has served as the Company's independent accountants. The Board of Directors, upon the recommendation of the Audit Committee, selected Arthur Andersen LLP to be the Company's independent accountants for 2001. It is expected that representatives of Arthur Andersen LLP will be present at the meeting to respond to appropriate questions and, if they so desire, to make a statement. Because the Board of Directors has not completed its selection process, an independent accountant has not yet been selected for the current year.

                                   AUDIT FEES

     The aggregate fees billed by the Company's independent auditors, Arthur Andersen LLP, for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and the reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year ended December 31, 2001, were $318,000.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed by the Company's independent auditors, Arthur Andersen LLP, for the Company's fiscal year ended December 31, 2001 for the following professional services:

     (A) Directly or indirectly operating, or supervising the operation of, the Company's information system or managing the Company's local area network; and

     (B) Designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements taken as a whole.

                                 ALL OTHER FEES

     The aggregate fees billed by the Company's independent auditors, Arthur Andersen LLP, for services rendered to the Company other than those covered under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees" above for the Company's fiscal year ended December 31, 2001, were $283,000.

                         RUSS BERRIE AND COMPANY, INC.
             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
                RUSS BERRIE AND COMPANY, INC., THE S&P 500 INDEX
                            AND PEER GROUP COMPANIES
[PERFORMANCE GRAPH]

                                                  RUSS BERRIE AND CO.,
                                                          INC.                    S&P 500 INDEX                PEER GROUP
                                                  --------------------            -------------                ----------
Dec 1996                                                 100.00                      100.00                      100.00
Dec 1997                                                 149.91                      133.36                      119.17
Dec 1998                                                 138.64                      171.48                      126.83
Dec 1999                                                 159.92                      207.56                       81.82
Dec 2000                                                 134.54                      188.66                       53.82
Dec 2001                                                 201.17                      166.24                       61.82

     Assumes $100 invested December 31, 1996, and reinvestment of all dividends quarterly.

     Peer Group Companies are as follows: American Greetings (Class A), Blythe, Inc., Cross (A.T.) & Co. (Class A), Department 56 Inc. (Series A), Enesco Group Inc. (formerly, Stanhome Inc.), First Years, Inc., Ohio Art Co., and Tandycrafts Inc.

     Peer Group Companies were selected in good faith on the basis of similarity of their products or distribution channels to those of the Company.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 1, 2002, the shares of Common Stock beneficially owned by each director of the Company, by certain executive officers of the Company and by all directors and officers of the Company as a group.

                                                                                              APPROXIMATE
                                         SHARES OF         SHARES OF        TOTAL SHARES     PERCENTAGE OF
                                        COMMON STOCK     COMMON STOCK      OF COMMON STOCK    OUTSTANDING
NAME OF DIRECTOR,                       BENEFICIALLY      ACQUIRABLE        BENEFICIALLY        COMMON
OFFICER OR IDENTITY OF GROUP              OWNED(1)     WITHIN 60 DAYS(2)     OWNED(1)(2)      STOCK(1)(2)
----------------------------            ------------   -----------------   ---------------   -------------
Raphael Benaroya......................         720           24,000              24,720         *
Angelica Berrie(3)....................     190,805            4,810             195,615           1.0%
Russell Berrie(4).....................   4,878,662            4,810           4,883,472          24.0%
Ricky Chan(5).........................      12,845            2,232              15,077         *
Teresa Chan...........................           0            6,095               6,095         *
Carl Epstein..........................           0            3,000               3,000         *
Ilan Kaufthal(6)......................           0           18,000              18,000         *
Charles Klatskin......................           0           27,000              27,000         *
Joseph Kling..........................           0            6,000               6,000         *
William A. Landman....................          65           21,000              21,065         *
Y.B. Lee..............................       2,552            6,761               9,313         *
Sidney Slauson........................       5,000            6,000              11,000         *
Benjamin J. Sottile(5)................      13,000            1,445              14,445         *
John T. Toolan(5).....................       3,227            4,957               8,184         *
Josh S. Weston........................         300            6,000               6,300         *
Leslie Berrie, Russell Berrie and
  Myron
  Rosner, as co-trustees under The
  Leslie
  Berrie 1993 Trust(7)................     126,541                0             126,541         *
All directors and officers as a group
  (24 persons)(4)(5)(8)...............   4,917,171          154,254           5,071,425          24.7%

---------------
 *  Less than 1%

(1) Each individual has the sole power to vote and dispose of the shares of Common Stock, except as provided in notes 3, 4, 5 and 7 below; and, in the case of restricted shares granted under the Company's Stock Option and Restricted Stock Plans, subject to the provisions of such plans.

(2) Includes the number of shares subject to stock options granted by the Company which are exercisable within 60 days.

(3) Includes 189,356 shares held of record by The Russell Berrie 1995 Annuity Trust, of which Mrs. Berrie is a co-trustee possessing shared voting power and shared dispositive power with respect to the shares held by such trust. Shares deemed to be beneficially owned also include 4,810 shares subject to stock options exercisable within sixty days. Does not include 11,052 shares of Common Stock held beneficially and of record by The Russell Berrie Foundation, a New Jersey Nonprofit Corporation, of which Mrs. Berrie is a co-trustee.

(4) Includes (a) 1,159,261 shares held of record by Mr. Russell Berrie, (b) 898,348 shares held of record by The Russell Berrie 1999 Trust, of which Mr. Berrie is the grantor possessing the unrestricted power to revoke the trust, a co-trustee with Mr. Myron Rosner possessing shared voting power and shared dispositive power with respect to the shares held by such trust and, until his death, the sole beneficiary, (c) 503,557 shares held of record by The Russell Berrie 1999 Annuity Trust, of which Mr. Berrie is the grantor and a co-trustee with Mr. Rosner possessing shared voting power and shared dispositive power with respect to the shares held by such trust, (d) 2,000,000 shares held of record by The Russell Berrie 2001 Annuity Trust, of which Mr. Berrie is the grantor and co-trustee with Mr. Rosner possessing shared voting power and shared dispositive power with respect to the shares held by such trust, and (e) 150 shares held of record by Mr. Berrie as custodian for one of his daughters. Also includes (a) 1,449 shares held of record by Mr. Berrie's spouse, (b) 189,356 shares held of record by The Russell Berrie 1995 Annuity Trust, of which Mr. Berrie's spouse is a co-trustee possessing shared voting power and shared dispositive power with respect to the shares held by such trust, and (c) 126,541 shares held of record by The Leslie Berrie 1993 Trust, of which Mr. Berrie is a co-trustee; all of which Mr. Berrie disclaims beneficial ownership. (See "Security Ownership of Management" table above, note 3 above and note 7 below). Shares deemed to be beneficially owned also include 4,810 shares subject to stock options exercisable within sixty days held by Mr. Berrie's spouse, of which Mr. Berrie disclaims beneficial ownership. Does not include shares of Common Stock held beneficially and of record by (i) The Russell Berrie Foundation, a New Jersey Nonprofit Corporation (11,052 shares), of which Mr. Berrie is a co-trustee, and (ii) The Russell Berrie 1999 Charitable Remainder Trust (5,305,194 shares) for the benefit of Mr. Berrie during his life and thereafter for the benefit of The Russell Berrie Foundation, a New Jersey Nonprofit Corporation. Mr. Berrie is not a trustee of, and has no power to revoke, The Russell Berrie 1999 Charitable Remainder Trust. (See "Security Ownership of Certain Beneficial Owners" table, below).

(5) Beneficial ownership includes (i) shares awarded under the Company's Stock Option and Restricted Stock Plans which are not vested as of March 1, 2002, as follows: 9,606 shares for Mr. Chan; 3,227 shares for Mr. Toolan; and (ii) 10,000 shares issued to Mr. Sottile pursuant to the terms of an employment agreement between Mr. Sottile and the Company entered into effective June 1, 2000. The 10,000 shares issued to Mr. Sottile are subject to certain restrictions on transfer and must be forfeited if Mr. Sottile's employment with the Company terminates prior to January 2, 2003, except under certain conditions or in the event of a "change in control" of the Company.

(6) Does not include 11,052 shares of Common Stock held beneficially and of record by The Russell Berrie Foundation, a New Jersey Nonprofit Corporation, of which Mr. Kaufthal is a co-trustee.

(7) Leslie Berrie, Russell Berrie and Myron Rosner are co-trustees, each having the power to vote and dispose of these shares. Messrs. Berrie and Rosner disclaim beneficial ownership of these shares.

(8) Includes shares held by The Leslie Berrie 1993 Trust included in the table.

             ------------------------------------------------------

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of March 1, 2002, with respect to each person who is known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock: (i) the name and address of such owner, (ii) the number of shares beneficially owned, and (iii) the percentage of the total number of shares of Common Stock outstanding so owned.

NAME AND ADDRESS OF                                            NUMBER OF SHARES      PERCENT
BENEFICIAL OWNER                                              BENEFICIALLY OWNED     OF CLASS
-------------------                                           ------------------     --------
Russell Berrie(1)...........................................      4,883,472(2)         24.0%
  111 Bauer Drive
  Oakland, New Jersey 07436
U.S. Trust Company of New York..............................      5,498,460(3)(4)      27.0%
  114 West 47th Street
  New York, New York 10036

---------------
(1) See note 4 under "Security Ownership of Management" table.

(2) Of Mr. Berrie's 4,883,472 shares, Mr. Myron Rosner, in his capacity as a trustee, is deemed also to be the beneficial owner of 3,717,802 shares. Mr. Rosner's trusteeships are as follows: (a) 898,348 shares held of record by The Russell Berrie 1999 Trust, of which Mr. Rosner is a co-trustee with Mr. Berrie possessing shared voting power and shared dispositive power with respect to the shares held by such trust, subject to Mr. Berrie's unrestricted power to revoke the trust, (b) 503,557 shares held of record by The Russell Berrie 1999 Annuity Trust, of which Mr. Rosner is a co-trustee with Mr. Berrie possessing shared voting power and shared dispositive power with respect to the shares held by such trust, (c) 189,356 shares held of record by The Russell Berrie 1995 Annuity Trust, of which Mr. Rosner is co-trustee possessing shared voting power and shared dispositive power with respect to the shares held by such trust, (d) 126,541 shares held of record by The Leslie Berrie 1993 Trust, of which Mr. Rosner is a co-trustee and of which Mr. Rosner disclaims beneficial ownership, and (e) 2,000,000 shares held of record by The Russell Berrie 2001 Annuity Trust, of which Mr. Rosner is a co-trustee with Mr. Berrie possessing shared voting power and shared dispositive power with respect to the shares held by such trust. In addition, there are 242,782 shares held of record by The Russell Berrie 1996 Annuity Trust, of which Mr. Rosner is a trustee possessing sole voting power and sole dispositive power with respect to the shares held by such trust. Mr. Rosner also owns (a) 2,757 shares held in a roll-over IRA plan, of which Mr. Rosner has sole voting power and sole dispositive power with respect to the shares, and (b) 750 shares held by Mr. Rosner as joint tenant with his spouse, of which Mr. Rosner has shared voting power and shared dispositive power with respect to the shares. In all capacities, Mr. Rosner is deemed to be the beneficial owner of 3,964,091 shares (approximately 19.5% of the outstanding Common Stock of the Company). Mr. Rosner's ownership does not include shares of Common Stock held beneficially and of record by The Russell Berrie Foundation, a New Jersey Nonprofit Corporation (11,052 shares). Mr. Rosner is a co-trustee of the Foundation. Mr. Rosner's ownership does not include shares of Common Stock held beneficially and of record by The Russell Berrie 1999 Charitable Remainder Trust (5,305,194 shares). (See note (4) below). Mr. Rosner is not a trustee of such trust and has no power to revoke such trust, but does have the right to remove the trustee and appoint a successor trustee. Mr. Rosner is a shareholder and director of Wilentz, Goldman & Spitzer, P.A., 90 Woodbridge Center Drive, Woodbridge, New Jersey 07095. (See "Certain Transactions," below).

(3) As reported on the Schedule 13G filed by U.S. Trust Company of New York with the Securities and Exchange Commission on February 12, 2002, relating to holdings as of December 31, 2001.

(4) Includes 5,305,194 shares held beneficially and of record by The Russell Berrie 1999 Charitable Remainder Trust. U.S. Trust Company of New York is the sole trustee of such trust. Mr. Rosner has no power to revoke such trust, but does have the right to remove the trustee and appoint a successor trustee. (See note (2) above).

             ------------------------------------------------------

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation for the years ended December 31, 2001, 2000 and 1999 paid to or accrued for the benefit of the Chief Executive Officer and the other five* most highly compensated executive officers of the Company for the year ended December 31, 2001.

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL
                                       COMPENSATION(1)                    LONG-TERM COMPENSATION(5)
                                     -------------------   --------------------------------------------------------
                                                                                            SECURITIES
                                                                                            UNDERLYING
                                                                OTHER         RESTRICTED     OPTIONS/       LTIP
                                                               ANNUAL           STOCK          SARS       PAYOUTS
NAME AND PRINCIPAL POSITION   YEAR    SALARY     BONUS     COMPENSATION(2)   AWARDS($)(3)    (SHARES)       ($)
---------------------------   ----   --------   --------   ---------------   ------------   ----------   ----------
Russell Berrie,.............  2001   $540,000   $412,125       $28,777              -0-         -0-         -0-
  Chairman and Chief          2000    525,000    489,506(6)      28,503             -0-         -0-         -0-
  Executive Officer           1999    485,000    373,687        29,250              -0-         -0-         -0-
Ricky Chan,.................  2001    318,000    124,729         4,088         $ 84,785       4,904         -0-
  Senior Vice President --    2000    300,000    155,769         4,023           79,996       5,224         -0-
  Product Development and     1999    284,350    147,643         4,099           68,914       3,501         -0-
  Executive Vice President
  of Far East Operations
Benjamin Sottile,...........  2001    300,000    117,669         2,211              -0-       2,891         -0-
  Vice Chairman**             2000    167,308      5,769           640          191,875         -0-         -0-
                              1999        -0-        -0-           -0-              -0-         -0-         -0-
John Toolan,................  2001    241,154     99,315         2,729              -0-       4,957         -0-
  Executive Vice
  President --                2000        -0-        -0-           -0-              -0-         -0-         -0-
  Marketing and Sales**       1999        -0-        -0-           -0-              -0-         -0-         -0-
Y.B. Lee,...................  2001    210,000     78,330           -0-              -0-       4,048         -0-
  Senior Vice President --    2000    191,551     95,776           -0-              -0-       4,169         -0-
  Far East and President of   1999    184,184     92,092           -0-              -0-       3,118         -0-
  Far East Operations
Teresa Chan,................  2001    210,000     78,330         6,154              -0-       4,048         -0-
  Vice President --           2000    192,500     64,167         6,154              -0-       4,190         -0-
  International Sales         1999    175,000     29,167         6,154              -0-       2,714         -0-


                                 ALL OTHER
NAME AND PRINCIPAL POSITION   COMPENSATION(4)
---------------------------   ---------------
Russell Berrie,.............     $  5,100
  Chairman and Chief              132,525
  Executive Officer               257,909
Ricky Chan,.................       55,100
  Senior Vice President --         55,100
  Product Development and          54,800
  Executive Vice President
  of Far East Operations
Benjamin Sottile,...........          -0-
  Vice Chairman**                     -0-
                                      -0-
John Toolan,................        3,014
  Executive Vice
  President --                        -0-
  Marketing and Sales**               -0-
Y.B. Lee,...................        1,767
  Senior Vice President --          1,690
  Far East and President of         1,495
  Far East Operations
Teresa Chan,................       26,813
  Vice President --                24,563
  International Sales              22,331

---------------
  * Mr. Lee and Ms. Chan received the same total annual salary and bonus for the Company's fiscal year ended December 31, 2001.

 ** Mr. Sottile began his employment with the Company on June 1, 2000 and Mr.
    Toolan began his employment with the Company on February 5, 2001.

(1) All salary and bonus payments are reported for the year in which they are earned.

(2) While the aggregate of "Other Annual Compensation" received by each named executive officer is lower than the lesser of $50,000 or 10 percent of total annual salary and bonus for such named executive officer, the perquisites and other personal benefits included within the "Other Annual Compensation" which individually exceed 25% of the total perquisites and other personal benefits for each named executive officer include: (i) Mr. Berrie's travel allowance ($20,800) for each of years 2001, 2000 and 1999, (ii) Mr. Chan's personal use of a Company car (valued at $3,083 for each of years 2001, 2000 and 1999), (iii) reimbursement for repairs to Mr. Sottile's personal car ($1,000) in 2001, which he used in lieu of a Company car, and payments for life insurance premiums ($1,211) in 2001; (iv) Mr. Toolan's personal use of a Company car (valued at $2,594 for the year 2001); and (v) Ms. Chan's car allowance ($6,154) for each of years 2001, 2000 and 1999.

(3) Value is calculated by multiplying the number of shares awarded by the closing price of the Common Stock on the New York Stock Exchange on the date of grant. 20,620 shares of restricted stock were held by 3 of the named executive officers at December 31, 2001, with an aggregate value as of such date of $618,600 (calculated by multiplying the number of shares held by the closing price of the Common Stock on the New York Stock Exchange on December 31, 2001, the last day of the Company's last completed fiscal year). At December 31, 2001, of the outstanding restricted shares, the value of Mr. Chan's holdings was $303,240, the value of Mr. Sottile's holdings was $300,000 and the value of Mr. Lee's holdings was $15,360 (based on holdings of 512 shares granted on January 2, 1997). The number of shares of restricted stock awarded in 2001, 2000, and 1999 to (i) Mr. Chan is 4,086, 3,176 and 2,917, respectively, (ii) Mr. Sottile is 0, 10,000 and 0, respectively; and (iii) Mr. Lee is 0 for all three years. Restricted stock awards for Mr. Lee and Mr. Chan vest over five years at 20 percent per year provided the recipient remains in the employ of the Company or as otherwise provided under the applicable plan. Mr. Sottile was issued 10,000 restricted shares pursuant to the terms of an employment agreement between Mr. Sottile and the Company entered into effective June 1, 2000. The 10,000 shares are subject to certain restrictions on transfer and must be forfeited if Mr. Sottile's employment with the Company terminates prior to January 2, 2003, except under certain conditions or in the event of a "change in control" of the Company. Dividends are paid on all outstanding restricted stock.

(4) For all named executive officers except Mr. Lee and Ms. Chan, "All Other Compensation" consists of the Company's contributions under the 401(k) Plan during 1999, 2000 and 2001. Does not include investment gains or losses under the 401(k) Plan. (See "401(k) Plan" below.) Because the Company contributions to the 40l(k) Plan are not fixed, and because it is impossible to calculate future income, it is not currently possible to calculate an individual participant's retirement benefits. For Mr. Lee, "All Other Compensation" consists of the Company's contributions under a mandatory Korean national pension plan. For Ms. Chan, "All Other Compensation" consists of the Company's contributions under a Hong Kong mandatory defined contribution provident fund which is managed by an independent trustee. For Mr. Berrie, "All Other Compensation" also consists of $0 paid in 2001, $127,425 paid in 2000, and $253,109 paid in 1999 for split dollar life insurance policies on the joint lives of Mr. Berrie and his spouse. The split dollar life insurance policies have been assigned to the Company to secure repayment of the premiums. For Mr. Chan, "All Other Compensation" also consists of $50,000 paid in each of years 2001, 2000 and 1999 for the premium on a life insurance policy for Mr. Chan. (See "Employment Agreements and Arrangements," below.)

(5) Effective February 29, 2000, in order to properly reflect the market value of the Company's Common Stock following the withdrawal of a proposed transaction relating to the acquisition of a significant amount of the outstanding Common Stock of the Company, the Board of Directors of the Company unanimously approved amendments to the Company's 1999 Stock Option and Restricted Stock Plan, 1999 Stock Plan for Outside Directors, 1999 Stock Option Plan and 1999 Employee Stock Purchase Plan (collectively, the "Plans"). The amendments pertained to options granted under any of the Plans during

    January 2000 only, and effected the repricing of such grants, including, with respect to the 1999 Stock Option and Restricted Stock Plan and the 1999 Stock Option Plan, an adjustment to both the exercise price relating to such grants and a recalculation of the number of options eligible participants received in 2000. The amendments were adopted at the Company's 2000 Annual Meeting of Shareholders on May 9, 2000. Mr. Chan, Mr. Lee and Ms. Chan were granted options on January 3, 2000, with an exercise price of $25.1875. Those options were repriced and recalculated, as described above. As a result of the repricing and recalculation, Mr. Chan received 5,224 options at an exercise price of $18.375 (instead of 3,811 options at an exercise price of $25.1875), Mr. Lee received 4,169 options at an exercise price of $18.375 (instead of 3,041 options at an exercise price of $25.1875) and Ms. Chan received 4,190 options at an exercise price of $18.375 (instead of 3,057 options at an exercise price of $25.1875).

(6) Mr. Berrie's bonus for fiscal year ended December 31, 2000, was reported in error as $509,506 in the Company's Proxy Statement dated March 16, 2001.

                 ---------------------------------------------

40L(k) PLAN

     In February 1995, the Company amended its existing retirement plan (a defined contribution plan) to convert such retirement plan to a plan based on employees' pretax salary deferrals with Company matching contributions pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "401(k) Plan"). Participating employees may elect to contribute from 1% to 15% (but not in excess of the amount permitted by the Code, i.e., $10,500 in 2001) of their compensation, on a pretax basis, to the 401(k) Plan. Because the 401(k) Plan is a qualified defined contribution plan, if certain highly compensated employees' contributions exceed the amount prescribed by the Code, such contributions will be reduced or limited. In 2001, contributions of certain highly compensated employees were limited to $9,550. Employees' contributions are invested in one or more of eight funds (as selected by each participating employee). The Company matches a portion (one-half of any amount up to 6% contributed) of the compensation deferred by each employee. The Company's matching contribution is fully vested after four years of employment at the rate of 25% per year of employment. Under certain circumstances, the 401(k) Plan permits participants to make withdrawals or receive loans from the 401(k) Plan prior to retirement age.

DEFERRED COMPENSATION PLAN

     Under the Russ Berrie and Company, Inc. Executive Deferred Compensation Plan (the "Plan"), the Company provides eligible employees and directors the opportunity to agree to the deferral of a specified percentage of their cash compensation. The obligations of the Company under such agreements (the "Obligations") are unsecured general obligations of the Company to pay the deferred compensation in the future in accordance with the terms of the Plan. The Obligations are indexed to one or more earnings indexes individually chosen by each participant in the Plan from a list of investment choices. Each participant's Obligation will be adjusted to reflect the investment experience, whether positive or negative, of the selected earnings indexes, including any appreciation or depreciation. The Obligations are subject to redemption only upon the occurrence of certain events specified in the Plan. The Obligations are not convertible into another security of the Company.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

     Pursuant to Mr. Berrie's compensation arrangement with the Company, the Company pays the cost of certain split dollar life insurance policies insuring the joint lives of Mr. Berrie and his spouse, Mrs. Angelica

Berrie, who is a Director and an executive officer of the Company. The policies have been assigned to the Company to secure repayment of the premiums. (See also "Compensation Committee Report -- Chief Executive Officer" above, "Summary Compensation Table" above, and "Certain Transactions" below.)

     The Company has an agreement with Ricky Chan, Senior Vice
President -- Product Development of the Company, under which Mr. Chan will receive the following retirement and life insurance benefits: (i) if Mr. Chan is employed by the Company and reaches the age of 59, he would receive retirement compensation in the amount of $2,750,000 payable to Mr. Chan (or his designated beneficiary) at the rate of $250,000 per year for a period of 11 years, or (ii) if Mr. Chan dies prior to the age of 59 and is employed by the Company at the time of such death, the Company would pay, to Mr. Chan's designated beneficiary, a lump sum death benefit by means of a life insurance arrangement, in the amount of $1,000,000. The foregoing benefits would be in addition to other benefits to which Mr. Chan is entitled as an employee of the Company.

     The Company entered into employment agreements with each of Mr. Toolan and Mr. Sottile as described below:

  MR. TOOLAN

     Mr. Toolan's employment agreement provides that he shall serve as Executive Vice President -- Marketing and Sales, effective February 5, 2001, at an annual base salary of $275,000, subject to periodic review as an employee of the Company. In addition, Mr. Toolan is eligible to participate in the Company's annual bonus programs, including (x) the Executive Incentive Program ("EIP"), which entitles participants to an amount of up to 50% of their base salary in the event that the Company achieves specified operating profit levels, and (y) the Additional Bonus, also based on the Company's achievement of specified budgeted operating profit levels. With respect to each of the bonus payments described above, Mr. Toolan must be an active employee at the time of the payment. Mr. Toolan is an "at will" employee of the Company.

     At the commencement of Mr. Toolan's employment, he was awarded stock options equal to 40% of his base salary. Beginning in the 2002 calendar year, Mr. Toolan is eligible to participate in the Company's 1999 Stock Option and Restricted Stock Plan (the "1999 Plan") and will receive annually, if eligible, stock options equal to 40% of his base salary. Mr. Toolan is also eligible to receive 10,000 stock options for each year in which the Company achieves certain domestic operating profits. During 2001, the Company did not achieve the required level of operating profits. Mr. Toolan shall also receive under the 1999 Plan, $100,000 worth of restricted stock in each of five consecutive years beginning in year 2002. Such restricted stock shall vest one-third each year, beginning in the year following the respective stock grant, until fully vested. With respect to the option and stock grants described above, Mr. Toolan must be an active employee at the time of the grant.

     Mr. Toolan's employment agreement also entitles him to participate generally in all pension, retirement, savings, welfare and other employee benefit plans and arrangements provided to other executive officers of the Company. If Mr. Toolan's employment is terminated for a reason other than cause or voluntary resignation, Mr. Toolan will receive six months severance pay at Mr. Toolan's then current salary rate. Mr. Toolan has also agreed to certain non-compete arrangements in the event of his termination of employment from the Company.

  MR. SOTTILE

     Mr. Sottile's employment agreement provides that he serve as Vice Chairman of the Company, commencing as of June 1, 2000 and continuing through January 2, 2003, at an annual base salary of $300,000 and that he receive up to a 50% bonus based on the Company achieving certain operating income targets on a basis consistent with the EIP. The employment agreement further entitles Mr. Sottile to participate in the 1999 Plan, and specifies that, commencing in 2001, he shall be granted options for shares with a fair market value equal to $60,000 (in the case of 2001) and $120,000 (in the case of 2002 and 2003). Fifty percent of the options shall vest six months after the date of grant and as to all shares subject thereto on January 2, 2003, subject to the terms of the 1999 Plan. In addition to the foregoing, Mr. Sottile is entitled to supplemental options granted under the 1999 Plan (ranging from 25,000 to 75,000 shares in each of 2001 and 2002) in the event that the Company reaches certain specified operational profit targets. These profit targets were not achieved in 2001. In addition, upon execution of his employment agreement, Mr. Sottile was issued 10,000 shares of the Company's stock, which shares are subject to forfeiture under certain specified conditions.

     Under his employment agreement, Mr. Sottile is entitled to participate generally in all pension, retirement, savings, welfare and other employee benefit plans and arrangements provided to other executive officers of the Company. If the Company terminates Mr. Sottile without "cause", or Mr. Sottile terminates his employment for "good reason" (as each such term is defined in the employment agreement), he shall be entitled to receive his base salary until January 2, 2003. Mr. Sottile has also agreed to certain non-compete arrangements with the Company while he continues to receive a salary and for a period of one year thereafter.

             ------------------------------------------------------

                               2001 OPTION GRANTS

     The following table sets forth the options granted to the officers named in the Summary Compensation Table of the Company during the year ended December 31, 2001.

                                                  INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                               --------------------------------------------------------     VALUE AT ASSUMED
                               NUMBER OF                                                     ANNUAL RATES OF
                               SECURITIES   PERCENT OF TOTAL                                   STOCK PRICE
                               UNDERLYING       OPTIONS                                    APPRECIATION FOR 10
                                OPTIONS         GRANTED        EXERCISE OR                  YEAR OPTION TERM
                                GRANTED       TO EMPLOYEES     BASE PRICE    EXPIRATION   ---------------------
NAME                             (#)(1)      IN FISCAL YEAR     ($/SHARE)       DATE        5%($)      10%($)
----                           ----------   ----------------   -----------   ----------   ---------   ---------
Russell Berrie...............      -0-             -0-              -0-           -0-          -0-         -0-
Ricky Chan...................    4,904            2.02           $20.75        1/2/11     $ 63,995    $162,176
Benjamin Sottile(2)..........    2,891            1.19            20.75        1/2/11       37,726      95,606
John Toolan..................    4,957            2.05            22.19        2/5/11       69,175     175,305
Y.B. Lee.....................    4,048            1.67            20.75        1/2/11       52,824     133,868
Teresa Chan..................    4,048            1.67            20.75        1/2/11       52,824     133,868

---------------
(1) Except as noted in footnote 2, all referenced options vest and become exercisable one year from the date of grant. In any 12-month period, an option holder may exercise no more than the number of options received in the most recent grant plus one-third of the option holder's remaining exercisable options.

(2) Pursuant to the terms of Mr. Sottile's employment agreement with the Company, he received, in 2001, 2,891 options, of which 50% vested and became exercisable six (6) months after the date of the grant.

             ------------------------------------------------------

                    AGGREGATED OPTION EXERCISES IN 2001 AND
                             YEAR-END OPTION VALUES

     The following table sets forth option exercises during 2001 and year-end option values for the named officers in the Summary Compensation Table of the Company based upon the closing price of the Common Stock of the Company on the New York Stock Exchange on December 31, 2001 ($30.00).

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                   OPTIONS                      OPTIONS
                          SHARES ACQUIRED      VALUE        AT FISCAL YEAR-END(#)        AT FISCAL YEAR-END($)
NAME                      ON EXERCISE(#)    REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
----                      ---------------   -----------   -------------------------   ----------------------------
Russell Berrie..........          -0-             -0-            -0-                           -0-
Ricky Chan..............        6,734         $73,402        6,652/4,904                 $34,135/$45,362
Benjamin Sottile........          -0-             -0-        1,445/1,446                 $13,366/$13,376
John Toolan.............          -0-             -0-          0/4,957                      $0/$38,714
Y.B. Lee................       10,002         $15,910        7,861/4,048                 $53,768/$37,444
Theresa Chan............        6,206         $48,296        5,862/4,048                 $42,755/$37,444

---------------
(1) Value is calculated by determining the difference between the price of the Common Stock underlying the options on the New York Stock Exchange at December 31, 2001 and the exercise or base price of the options on such date.

             ------------------------------------------------------

                              CERTAIN TRANSACTIONS

     Several warehouse, office and distribution facilities are leased to the Company by Russell Berrie, Chairman and Chief Executive Officer of the Company, or trusts for the benefit of members of his immediate family or by a partnership in which he and Murray Berrie, his brother, are both general partners. The Company believes that the terms of those leases are no less favorable to the Company than could have been obtained from an unaffiliated third party. The Company is also a guarantor under mortgage loan payments on the facilities in South Brunswick and Oakland, New Jersey. The aggregate amount outstanding on the loans as of December 31, 2001 was $7,480,000. The table below lists such facilities, the current rentals and the lease expiration dates.

                                                            ANNUAL         LEASE
FACILITY                                                  RENTAL(1)    EXPIRATION(2)
--------                                                  ----------   --------------
Petaluma, California....................................  $  937,000    June 30, 2004
Oakland, New Jersey.....................................     439,285   March 31, 2004
South Brunswick, New Jersey.............................   2,478,522     May 31, 2004
                                                          ----------
          Total.........................................  $3,854,807
                                                          ==========

---------------
(1) Reflects base rental obligations. Does not include payments for real estate taxes and certain other items applicable to the premises.

(2) Not including renewal options, if any.

             ------------------------------------------------------

     The Company paid $180,568 during 2001 to Wilentz, Goldman & Spitzer, P.A. ("Wilentz"), a law firm that provides legal services to the Company. Mr. Rosner, who is deemed to beneficially own more than five percent of the Company's Common Stock, is a shareholder and director of Wilentz. See note 2 to "Security Ownership of Certain Beneficial Owners," above.

     Effective January 2, 2002, the Company engaged Wallace Berrie, d/b/a Wallace Berrie and Company, as a consultant to the Company at an annual rate of $75,000. Mr. Wallace Berrie is the brother of Mr. Russell Berrie, Chairman and Chief Executive Officer of the Company.

     The Company paid $95,066 during 2001 to Automatic Data Processing, Inc. ("ADP"), a computerized transaction processing, data communication and information services company that provides payroll services to the Company. Mr. Weston, a member of the Company's Board of Directors, is Honorary Chairman of ADP.

     The Company entered into an agreement dated September 21, 2000 with Charles Klatskin Company, Inc. to provide real estate brokerage services with respect to certain potential real estate transactions. The agreement provides that, unless otherwise agreed in writing, Charles Klatskin Company, Inc will receive compensation only from the landlord or seller of the real estate transaction. Mr. Charles Klatskin, a member of the Company's Board of Directors, is Chairman and President of Charles Klatskin Company, Inc.

     From time to time, the Company consults with or engages Bear, Stearns & Co. Inc. to provide financial consulting services, including advice relating to potential acquisitions. In 2001, none of these acquisitions were consummated and no compensation was paid to Bear, Stearns & Co. Inc. In December 2001, the Company retained Bear Stearns Asset Management, Inc. (an affiliate of Bear, Stearns & Co. Inc.) as one of its investment fund managers. Mr. Kaufthal, a member of the Company's Board of Directors, is Vice Chairman-Investment Banking of Bear, Stearns & Co. Inc.

     The Company is presently negotiating a transaction in which the Company's wholly-owned subsidiary Russ Berrie (U.K.) Limited will lease a new distribution center in England from a corporation owned, directly or indirectly, by Mr. Berrie, Chairman and Chief Executive Officer of the Company. The lease terms have not been finalized. As part of its duties, the Audit Committee will review the proposed lease transaction and will make its recommendation to the Board with respect to the proposed lease arrangement. Construction of this building commenced in April 2001 and is expected to be completed in June or July 2002, at which time it is anticipated that Russ Berrie (U.K.) Limited will occupy the building.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own beneficially more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended December 31, 2001, all filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with on a timely basis except that (i) Joseph Kling, a member of the Company's Board of Directors, filed a late report on Form 4 with respect to one transaction on December 27, 2001 for the exercise of 3,000 stock options; (ii) Eva Goldenberg, Vice President-Human

Resources, filed a late report on Form 4 with respect to one transaction on December 27, 2001 for the exercise of 268 stock options; and (iii) Myron Rosner, a beneficial owner of more than ten percent of the Company's shares, filed a late report on Form 4 on March 11, 2002, with respect to the following four transactions: (a) on February 15, 2000, The Russell Berrie 1991 Trust (of which Mr. Rosner was a co-trustee) transferred 898,348 shares to The Russell Berrie 1999 Trust (of which Mr. Rosner is a co-trustee), (b) on August 30, 2000, The Myron Rosner P.A. Pension Plan transferred 2,037 shares to a roll-over IRA plan in Mr. Rosner's name, (c) on October 20, 2000, Mr. Rosner transferred 720 shares from a Keogh plan to the roll-over IRA plan referred to in (b), and (d) on April 23, 2001, The Russell Berrie 1999 Annuity Trust (of which Mr. Rosner is a co-trustee) transferred 782,058 shares to Russell Berrie.

                                 OTHER MATTERS

     The Board of Directors knows of no business to be presented at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the meeting, or any adjournment thereof, the holders of the proxies intend to vote the proxies in accordance with their best judgment on such matters.

                               VOTING PROCEDURES

     Election of Directors: Directors are elected by a plurality of the votes cast at the annual meeting. Only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

     Other Matters: The affirmative vote of the holders of a majority of the shares of Common Stock voting at the meeting (in person or by proxy) is required for a particular matter to be deemed an act of the shareholders. Shares electing to abstain are considered present at the meeting for the particular matter, but since they are not affirmative votes for the matter, abstentions have the same effect as votes against the matter. In the event of broker non-votes, shares are not considered present at the meeting for the particular matter as to which the broker withheld authority. Broker non-votes are not counted in respect of the matter, but have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

                             SHAREHOLDER PROPOSALS

     In order to be included in the proxy statement and form of proxy relating to the 2003 Annual Meeting of Shareholders, proposals of shareholders intended to be presented at such meeting must be received by the Company on or before November 25, 2002. Any such proposals should be submitted in writing to:
Secretary, Russ Berrie and Company, Inc., 111 Bauer Drive, Oakland, New Jersey 07436. Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in the Company's proxy materials are required to provide advance notice of such proposal to the Company at the aforementioned address on or before February 6, 2003.

                                          By Order of the Board of Directors

                                          /s/ Arnold S. Bloom
                                          ARNOLD S. BLOOM
                                          Secretary
March 14, 2002
Oakland, New Jersey

                          RUSS BERRIE AND COMPANY, INC.
                                 111 Bauer Drive
                            Oakland, New Jersey 07436

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Russell Berrie and Benjamin J. Sottile, and each of them, as proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of Common Stock of Russ Berrie and Company, Inc. held of record by the undersigned on March 8, 2002, at the Annual Meeting of Shareholders to be held on April 24, 2002 and any adjournment thereof.

Election of Directors. Nominees:                         (Change of Address/Comments)

Raphael Benaroya, Angelica Berrie, Russell Berrie,      _____________________________________________
Carl Epstein, Ilan Kaufthal, Charles Klatskin,          _____________________________________________
Joseph Kling, William A. Landman, Sidney Slauson,       _____________________________________________
Benjamin J. Sottile, and Josh S. Weston.                _____________________________________________

Your vote for the election of Directors may be indicated on the reverse.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election as directors of the Board's nominees.

A VOTE FOR ALL NOMINEES IS RECOMMENDED.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


                            - FOLD AND DETACH HERE -

                                                      Please mark
                                                      your votes as    [X]
                                                      indicated in
                                                      this example.


1. Election of Directors to serve until the 2003 Annual Meeting of the Shareholders and until their successors shall have been elected and qualified.

                                       FOR
                           all nominees listed on the
                         front of this card (except as
                         marked to the contrary below).
                                      [  ]

                                    WITHHOLD
                                    AUTHORITY
                                 to vote for all
                               nominees listed on the
                                front of this card.
                                       [  ]


Instruction: To withhold authority to vote for any individual nominee, check the box marked "FOR" above and write that nominee's name on the line provided.

_________________________________________



2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR THE ELECTION AS DIRECTORS OF THE BOARD'S NOMINEES.


Signature___________________________________________________Date:________, 2002

Signature if held jointly___________________________________Date:________, 2002

IMPORTANT:Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please sign your name and indicate full title as such. If a corporation, an authorized officer should sign his/her name and indicate his/her title. If a partnership, please sign in partnership name by authorized person. If a limited liability company, please sign in company name by authorized person.

                            - FOLD AND DETACH HERE -